UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      November 12, 2013

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 12, 2013, the Compensation Committee of the Board of Directors (the “Board”) of AdCare Health Systems, Inc. (the “Company”) adopted a program, which also was approved by the entire Board, to replace certain cash compensation otherwise payable to the Company’s directors and officers with equity compensation, thereby reducing the amount of cash compensation payable by the Company and otherwise more closely aligning the interests of the Company’s directors and officers with those of the Company’s shareholders (the “Cash Compensation Reduction Program”). The Company’s officers who are party to employment agreements with the Company, including the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, have agreed to participate in the Cash Compensation Reduction Program. The Cash Compensation Reduction Program is applicable commencing with compensation payable in respect of the year ending December 31, 2014. The Cash Compensation Reduction Program provides that:

•
director fees otherwise payable in cash to the Company’s independent directors for Board service will be paid 50% in cash and 50% in options to purchase common stock (the “Director Cash Replacement Options”) granted pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”);

•
$50,000 of the compensation otherwise payable in cash to the Company’s Chairman of the Board for his service as Chairman will be paid in options to purchase common stock granted pursuant to the Plan (the “Chairman Cash Replacement Options”);

•
the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer have agreed to accept options to purchase common stock granted pursuant to the Plan (the “Officer Cash Replacement Options” and, together with the Director Cash Replacement Options and the Chairman Cash Replacement Options, the “Cash Replacement Options”) in lieu of cash compensation otherwise payable to them under their employment agreements in the amounts of $50,000, $25,000 and $20,000, respectively;

•	the Cash Replacement Options will be granted on November 12th of each year in respect of compensation for the following calendar year (the “Subsequent Year”);

•	the Cash Replacement Options will have an exercise price equal to the fair market value (as defined in the Plan) of the common stock on the date of grant;

•
the Cash Replacement Options will vest with respect to 1/12 of the underlying shares of common stock on the last day of each month of the Subsequent Year, with vesting to be accelerated upon a change of control (as defined in the Plan) as provided in the Plan; and

•
each Cash Replacement Option will have a value equal to the amount of cash compensation such option is intended to replace in respect of compensation for the Subsequent Year, with such value to be determined as of the date of grant and in accordance with the Black-Scholes-Merton option-pricing model.

The participation of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer in the Cash Compensation Reduction Program will cease upon a change in control (as defined in their respective employment agreements). The Chief Executive Officer, Chief Operating Officer and Chief Financial Officer have agreed to amend their respective employment agreements, in a form mutually acceptable to the Company and the officer party to such employment agreement, to reflect certain modifications thereto, including such officer’s participation in the Cash Compensation Reduction Program as described herein. These amendments will not reduce or increase any such officer’s salary for the purpose of calculating any post-termination, change in control or severance payments, or any other payments or benefits calculated based upon salary, otherwise payable to such officer pursuant to his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Boyd P. Gentry
Boyd P. Gentry
Chief Executive Officer